SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[  ] Preliminary proxy statement.

[  ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)
     (2)).

[  ] Definitive proxy statement.

[ X ] Definitive additional materials.

[  ] Soliciting material under Rule 14a-12.

                          FIRST AVIATION SERVICES INC.
         --------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                    WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
                   WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
                 WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
                       WYNNEFIELD CAPITAL MANAGEMENT, LLC
                            WYNNEFIELD CAPITAL, INC.
                                   NELSON OBUS
                                JOSHUA H. LANDES
                  WYNNEFIELD CAPITAL, INC. PROFIT SHARING PLAN
 ------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

                              The Wynnefield Group
                          450 Seventh Avenue, Suite 509
                            New York, New York 10123

June 7, 2004


Dear Fellow Shareholder:

My name is Nelson Obus. I am writing to you on behalf of the members of the Wynnefield Group ("Wynnefield"), a long-time investor and owner of 2,168,444 (29.7%) of the outstanding shares of First Aviation Services Inc. ("FAvS"). After owning shares for over six years, we are dismayed at the company's inability to create shareholder value and are running a proxy campaign to ensure that management hears the voice of minority shareholders.

Even though you and other minority shareholders own nearly one-half (48.2%) of FAvS' common stock, OUR VOICES AS SHAREHOLDERS ARE BEING IGNORED IN FAVOR OF FAVS' MAJORITY SHAREHOLDER, AN INVESTMENT COMPANY (FIRST EQUITY) WHOLLY OWNED BY FAVS' CHAIRMAN AND CEO. FIRST EQUITY BENEFITS FROM BOARD-APPROVED ADVISORY FEES ($1.4 MILLION IN FOUR YEARS) AND LEASE AND EXPENSE-SHARING PAYMENTS ($140,000 IN FISCAL 2004) PAID BY FAVS. Rather then reinvesting its cash reserves into the company, or completing its long stated strategy of growth through acquisitions, in 2003 FAvS paid a $7.251 million special one-time dividend, MOST OF WHICH BENEFITED FIRST EQUITY AND NOT THE MINORITY SHAREHOLDERS.

To help protect the rights of minority shareholders, and make a statement to management that minority shareholders cannot be ignored, WE'RE SOLICITING PROXIES FOR MY ELECTION TO THE BOARD OF DIRECTORS, AND FOR STEPS TO IMPLEMENT CUMULATIVE VOTING at FAvS' Annual Meeting of shareholders scheduled to be held on June 15, 2004.

                  VOTE "FOR" NELSON OBUS AND CUMULATIVE VOTING.
                  SIGN AND RETURN THE ENCLOSED GREEN PROXY CARD
                  AND DISREGARD MANAGEMENT'S WHITE PROXY CARD.

 Questions? Call our proxy solicitors, Lawrence E. Dennedy or Daniel M. Sullivan of MacKenzie Partners, at (800) 322-2885

HERE'S WHAT MANAGEMENT HASN'T TOLD YOU:

  o FAVS STOCK ACTUALLY UNDERPERFORMED THE RUSSELL 2000 STOCK INDEX AND TWO OF THE THREE COMPANIES INCLUDED IN FAVS' PEER GROUP IN ITS PROXY STATEMENT OVER THE 12-MONTH PERIOD ENDED April 29, 2004. Management boasts that FAvS' stock price increased 36% over that period. During the same period, the Russell 2000 Stock Index increased 42%, Aviall, Inc.'s stock price increased 102%, and AAR Corp.'s stock price increased 177%. EVEN AFTER THE 36% INCREASE, FAVS STOCK ONLY TRADED NEAR NET/ NET WORKING CAPITAL (LIQUIDATION VALUE) AND BELOW BOOK VALUE. IS THIS SOMETHING TO BRAG ABOUT?

  o THIS PROXY CONTEST IS BASED ON THE FAILURE BY THE COMPANY'S MANAGEMENT AND BOARD TO CREATE SHAREHOLDER VALUE. Management accuses us of running a "negative campaign" and "disparagement of incumbent directors." However, in addition to the stock performance cited above, the company reported AVERAGE LOSSES FROM CONTINUING OPERATIONS OF ($0.12) PER SHARE OVER THE LAST FOUR FISCAL YEARS. The current directors want to keep the status quo intact, but we think it's time for a realistic perspective on the company's LACK OF PERFORMANCE AND SOME MUCH-NEEDED FRESH THINKING.

  o   WE  HAVE  CONSISTENTLY  URGED  MANAGEMENT  TO  COMMIT  TO  DEVELOPING  AND
      IMPLEMENTING A BENCHMARKED BUSINESS PLAN THAT DELIVERS CONSISTENT PROFITABILITY AND SHAREHOLDER VALUE WITHIN A SPECIFIC PERIOD OF TIME -- AND BEEN REBUFFED. If this fails, we would ask the board and management to commit to explore transactions that would release value to ALL shareholders.

      Management accuses us of pursuing a board seat in an effort to "effectuate an exit from FAvS * * * even if the exit vehicle may be in a transaction or at a time that is not in the best interest of all shareholders." Wynnefield would only seek a transaction that would benefit ALL SHAREHOLDERS EQUALLY. With the stock near liquidation value and below book value, IT IS HARD TO IMAGINE A CHANGE THAT WOULD NOT BENEFIT ALL MINORITY SHAREHOLDERS.

  o IF CUMULATIVE VOTING WERE IMPLEMENTED, MINORITY SHAREHOLDERS COULD ELECT ONLY ONE DIRECTOR A YEAR. WHAT IS MANAGEMENT AFRAID OF? Management claims that our support of cumulative voting reflects a "self-interested" focus because we could elect a director with the help of "little additional shareholder support."

      Under cumulative voting, 33.4% of FAvS stock could elect a single director at future annual meetings (when two board seats are up for election). WE THINK IT IS ONLY FAIR THAT MINORITY SHAREHOLDERS SHOULD BE ABLE TO HAVE AT LEAST A SINGLE BOARD SEAT.

I WILL BRING TO THE BOARD NEEDED FRESH THINKING AND A VOICE FOR ALL MINORITY SHAREHOLDERS. Cumulative voting will make it possible for minority shareholders to elect a director. FAVS' MANAGEMENT HAS LONG OPPOSED YOUR ABILITY TO ELECT A SINGLE DIRECTOR OF YOUR CHOOSING.

             PROTECT YOUR INTERESTS AS A FAVS MINORITY SHAREHOLDER.

                  VOTE "FOR" NELSON OBUS AND CUMULATIVE VOTING.
                 SIGN AND RETURN THE ENCLOSED GREEN PROXY CARD.

While management is spending your money to serve their financial interests and maintain their control of the board, WE ARE SPENDING OUR OWN MONEY in order to help move FAvS forward and provide representation to ALL shareholders.
Management  has  repeatedly  stated  that  they will not  permit  us to win.  WE
CONTINUE TO HOLD OUT HOPE THAT, IF WE RECEIVE YOUR VOTE AND THAT OF OTHER MINORITY SHAREHOLDERS, MANAGEMENT WILL DO THE RIGHT THING AND SUPPORT THE ELECTION OF ONE BOARD MEMBER OF MINORITY SHAREHOLDERS' CHOOSING.

If you have any questions or need assistance in voting your proxy card, please call me at (212) 760-0134 or our proxy solicitors, Lawrence E. Dennedy or Daniel
M. Sullivan of MacKenzie Partners, Inc., at (800) 322-2885.

Thank you in advance for your support.

Very truly yours,

Nelson Obus
President, Wynnefield Capital, Inc.

For our proxy statement and more information, please visit our web site at www.rescuefavs.com.

Even if you have already signed the white proxy card, you can still vote for the Wynnefield nominee as a director and for cumulative voting in director elections by signing, dating and returning the GREEN proxy card.

                      ONLY THE LATEST DATED PROXY MATTERS.

                 DO NOT SIGN THE WHITE PROXY CARD SENT TO YOU BY
                                   MANAGEMENT

                        YOUR VOTE IS EXTREMELY IMPORTANT.

If your shares are registered in your own name, please sign, date and mail the GREEN proxy card to MacKenzie Partners, Inc.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, please sign, date and mail the GREEN proxy card.

If you have lost your GREEN proxy card from the Wynnefield Group, or did not receive one, you may obtain another proxy statement and card by contacting MacKenzie Partners, Inc. at the phone numbers listed above.

If you have any questions, or need assistance in voting your shares, please contact Lawrence E. Dennedy or Daniel M. Sullivan at:

                            MACKENZIE PARTNERS, INC.
                               105 Madison Avenue
                            New York, New York 10010
                       email: proxy@mackenziepartners.com
                          Call Collect: (212) 929-5500
                                       or
                            Toll-Free (800) 322-2885
                            Facsimile: (212) 929-0308

GREEN PROXY CARD

                                    P R O X Y


      THIS PROXY IS SOLICITED BY THE WYNNEFIELD GROUP IN OPPOSITION TO THE
               BOARD OF DIRECTORS OF FIRST AVIATION SERVICES INC.


                          FIRST AVIATION SERVICES INC.
                       2004 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Nelson Obus and Joshua H. Landes and each of them as proxies with full power of substitution, to vote in the name of and as proxy for the undersigned at the 2004 Annual Meeting of Shareholders of First Aviation Services Inc. (the "Company"), and at any adjournment(s) or postponement(s) thereof, according to the number of votes that the undersigned would be entitled to cast if personally present on the matters presented on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Shareholders signing and returning this proxy will not be able to vote for either of the Company's nominees for director and, therefore, will be precluded from voting for a nominee to the second open position on the Company's Board. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF NELSON OBUS AS DIRECTOR, "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT ACCOUNTANTS, AND "FOR" THE SHAREHOLDER
PROPOSAL FOR CUMULATIVE VOTING IN DIRECTOR ELECTIONS. This proxy revokes all prior proxies given by the undersigned.

              IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE.

                             YOUR VOTE IS IMPORTANT

GREEN PROXY CARD                   Please mark your vote as in this example:  X
                                                                             ---
        THE WYNNEFIELD GROUP RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3

1.    ELECTION OF DIRECTORS - To elect NELSON OBUS as a director of the Company:

      TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF NELSON OBUS, PLACE AN X NEXT TO WITHHOLD.

      FOR ___     WITHHOLD ___

2. APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 31, 2005:

      FOR ___     AGAINST ___ ABSTAIN ___

3.    SHAREHOLDER PROPOSAL FOR CUMULATIVE VOTING IN DIRECTOR ELECTIONS:

      FOR ___     AGAINST ___ ABSTAIN ___

IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, AS PROVIDED IN THE PROXY STATEMENT PROVIDED HEREWITH. THE PROXY MAY EXERCISE DISCRETIONARY AUTHORITY ONLY AS TO MATTERS UNKNOWN TO THE WYNNEFIELD GROUP A REASONABLE TIME BEFORE THEIR PROXY SOLICITATION.


                                    Dated:   ____________________________, 2004

                                    ___________________________________________
                                          (Signature)
                                    ___________________________________________
                                          (Signature, if jointly held)

                                    Title:   __________________________________

Please sign exactly as your name appears hereon or on your proxy card previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person.

          PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

IMPORTANT BREAKING NEWS


              ISS ENDORSES WYNNEFIELD NOMINEE AND CUMULATIVE VOTING
                              FOR FAVS SHAREHOLDERS

  -- INDEPENDENT PROXY VOTING AND CORPORATE GOVERNANCE ADVISORY FIRM RECOMMENDS
                    VOTE FOR WYNNEFIELD'S GREEN PROXY CARD --

NEW YORK, NY, June 8, 2004 - THE WYNNEFIELD GROUP, THE LARGEST MINORITY SHAREHOLDER IN FIRST AVIATION SERVICES INC. (NASDAQ: FAVS), ANNOUNCED TODAY THAT INSTITUTIONAL SHAREHOLDER SERVICES INC. (ISS) - THE INFLUENTIAL INDEPENDENT PROXY VOTING AND CORPORATE GOVERNANCE ADVISORY FIRM - RECOMMENDED THAT FAVS SHAREHOLDERS VOTE FOR THE ELECTION OF NELSON OBUS, WYNNEFIELD'S NOMINEE, AS DIRECTOR AND FOR THE IMPLEMENTATION OF CUMULATIVE VOTING FOR DIRECTORS.

"We are gratified that ISS - a leading independent proxy advisory firm - recognized that FAvS' minority shareholders deserve a voice on the board," said Nelson Obus, the Wynnefield Group nominee to the FAvS board. "ISS' conclusions confirm our findings, as long-time shareholders of FAvS, that the company needs a business plan to deliver profitability and shareholder value - and that minority shareholders should be given a voice on the FAvS board.

"THIS ANALYSIS CONFIRMS THAT OVER THE PAST SIX YEARS FAVS HAS FAILED TO DEVELOP A PROFITABLE BUSINESS STRATEGY, EXHIBITED UNSATISFACTORY FINANCIAL PERFORMANCE, HAS MAJOR DEFICIENCIES IN ITS CORPORATE GOVERNANCE AND THAT ITS MANAGEMENT AND INCUMBENT BOARD HAVE FAILED TO DELIVER SHAREHOLDER VALUE. FAVS CAN NO LONGER HIDE THESE REAL ISSUES BEHIND PERSONAL ATTACKS ON ME," Mr. Obus concluded.

ISS CONCLUDED THAT MR. OBUS' ELECTION TO THE BOARD IS IN THE BEST INTEREST OF SHAREHOLDER VALUE. ISS said: "WITH POOR HISTORICAL SHAREHOLDER RETURNS, A CONTINUING CONFLICT OF INTEREST DUE TO RELATED PARTY TRANSACTIONS WITH FIRST EQUITY GROUP, AND THE MARKET VALUING THE COMPANY NEAR ITS LIQUIDATION VALUE, THE CIRCUMSTANCES WARRANT SUPPORT OF THE DISSIDENT NOMINEE. WE BELIEVE THAT AN ALTERNATIVE VOICE ON THE BOARD WOULD INCREASE THE ODDS OF MAXIMIZING SHAREHOLDER VALUE."

ISS' analysis further stated that: "In meeting with Mr. Obus, we believe that his requests are reasonable. Asking the board to commit to a business plan with a targeted rate of return in order to benchmark the company's progress and performance is reasonable. Further, the pursuit of strategic alternatives in a transaction is a reasonable request if the company is not able to bolster its performance operationally."

ISS ALSO FOUND THAT THE FEES FAVS PAYS TO THE INVESTMENT BANK FIRST EQUITY (WHICH IS WHOLLY OWNED BY FAVS' CHAIRMAN AND ITS CEO) "REPRESENT A CONFLICT OF INTEREST" AND THAT THEY ARE "MATERIAL" TO THE COMPANY'S FINANCIAL RESULTS.

Of Mr. Obus' qualifications for the board, ISS noted his background in securities analysis and portfolio management, including his experience and knowledge of the aviation industry. It also noted his service as a director on two other public company boards and stated that, "THE SUBSTANTIAL SHARE
OWNERSHIP OF THE WYNNEFIELD GROUP ENHANCES THE CREDIBILITY OF ITS DIRECTOR NOMINEE."

Of the Wynnefield Group's proposal to provide for CUMULATIVE VOTING FOR DIRECTORS, ISS' report concluded that cumulative voting "is an important tool in the protection of shareholders' rights" and that, "IN THIS CASE, THE COMPANY FAILS TO MEET ALL OF THE AFOREMENTIONED CORPORATE GOVERNANCE AND PERFORMANCE CRITERIA. The company's board is classified. ACCORDINGLY, THE PROPOSAL WARRANTS SHAREHOLDER SUPPORT."

                                                                         more...

ISS ENDORSED  WYNNEFIELD  NOMINEE AND CUMULATIVE VOTING FOR FAVS SHAREHOLDERS --
CONTINUED                                                                      2

ISS urged FAvS shareholders to vote FOR the election of Nelson Obus as director and FOR the provision of cumulative voting for directors on the Wynnefield Group's GREEN proxy card and AGAINST FAvS' nominees. The full text of the ISS analysis is available to ISS members at its website: www.issproxy.com.

The Annual Meeting of FAvS shareholders will be held on June 15, 2004 at 9:30 a.m. local time at the offices of Aerospace Products International, Inc., 3778 Distriplex Drive North, Memphis, TN 38118.

The WYNNEFIELD GROUP URGES SHAREHOLDERS TO SIGN, DATE AND RETURN THE GREEN PROXY CARD VOTING FOR the election of Nelson Obus as director and FOR the provision of cumulative voting for directors. For more information, shareholders can call MacKenzie Partners at (800) 322-2885 or Nelson Obus at (212) 760-0134, or can visit www.rescuefavs.com.

ADDITIONAL INFORMATION:
Shareholders are advised to read the Wynnefield Group's definitive proxy statement, which contains important information. Shareholders may obtain a free copy of the proxy statement and other documents filed by the Wynnefield Group with the SEC at the SEC's internet website at www.sec.gov. The proxy statement, a proxy card, and other documents may also be obtained free of charge from the Wynnefield Group's proxy solicitor or from the Wynnefield Group by request to:

           Lawrence E. Dennedy      or     Nelson Obus
           Daniel M. Sullivan              The Wynnefield Group
           MacKenzie Partners, Inc.        450 Seventh Avenue
           105 Madison Avenue              Suite 509
           New York, NY  10016             New York, NY  10123
           Phone:  (800) 322-2885          Phone:  (212) 760-0134

If you have lost your proxy card from the Wynnefield Group, or did not receive one, you may obtain another proxy statement and card by contacting MacKenzie Partners, Inc. or The Wynnefield Group at the phone numbers listed above.

ABOUT THE WYNNEFIELD GROUP:
The Wynnefield Group is First Aviation's largest outside shareholder, holding 29.7% of the company's outstanding common stock. Wynnefield is a long-term investor in FAvS, having first invested in the company shortly after its initial public offering more than six years ago.

The Wynnefield Group includes  several  affiliates of Wynnefield  Capital,  Inc.
(WCI), a value investor, specializing in U.S. small cap situations that have company- or industry-specific catalysts. WCI was established in 1992. Its founding partners, Nelson Obus and Joshua Landes, held senior research and institutional equity positions at Lazard Freres & Co. during the 1980s, and the initial Wynnefield investors included many of their colleagues at Lazard. The fund has grown to approximately $200 million under management. Nelson Obus currently serves on the boards of directors of two publicly traded companies, Layne Christensen Company (NASDAQ: LAYN) and Sylvan Inc. (NASDAQ: SYLN) and additionally serves on the audit committees of both companies and the compensation committee of Layne.

More information about the Wynnefield Group's efforts to help provide value to all FAvS shareholders can be found at www.rescuefavs.com.

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